Exhibit 8.1

November 22, 2005	Mayer, Brown, Rowe & Maw LLP 71 South Wacker Drive Chicago, Illinois 60606-4637 Main Tel (312) 782-0600
M&I Dealer Auto Securitization, LLC 770 North Water Street Milwaukee, Wisconsin 53202	Main Fax (312) 701-7711 www.mayerbrownrowe.com

Re:	M&I Auto Loan Trust 2005-1

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3 (Registration No. 333-107220) of M&I Dealer Auto Securitization, LLC (“MIDAS”), together with the exhibits thereto (as amended, the “Registration Statement”), registering notes representing debt of the M&I Auto Loan Trust 2005-1 (the “Trust”), and the related Prospectus, dated November 10, 2005, and Prospectus Supplement, dated November 16, 2005 (together, the “Prospectus”), filed by MIDAS with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the issuance of $150,000,000 Class A-1 4.40578% Auto Loan Asset Backed Notes, $178,000,000 Class A-2 4.75% Auto Loan Asset Backed Notes, $175,000,000 Class A-3 4.83% Auto Loan Asset Backed Notes, $125,060,000 Class A-4 4.86% Auto Loan Asset Backed Notes and $21,940,000 Class B 5.02% Auto Loan Asset Backed Notes (the “Notes”), you have requested our opinion regarding the description of material tax consequences related to the issuance of the Notes (the “Offering”) as described in the Prospectus. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Prospectus.

Our opinion is based on our examination of the Prospectus, the Indenture, dated as of November 22, 2005 (the “Indenture”), by and among the Trust, JPMorgan Chase Bank, N.A., as indenture trustee (the “Indenture Trustee”) and M&I Marshall and Ilsley Bank, as servicer, and such other documents, instruments and information as we considered necessary. Our opinion is also based on (i) the assumption that neither the Indenture Trustee nor any affiliate thereof will become either the servicer or the delegee of the servicer; (ii) the assumption that all agreements relating to the creation of the Trust and the issuance and sale of the Notes will remain in full force and effect; (iii) the assumption that all agreements and documents required to be executed and delivered in connection with the issuance and sale of the Notes will be so executed and delivered by properly authorized persons in substantial conformity with the drafts thereof as described in the Prospectus and the transactions contemplated to occur under such agreements and documents in fact occur in accordance with the terms thereof; and (iv) currently applicable provisions of the federal income tax laws, including the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice.

Berlin Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles New York Palo Alto Paris Washington, D.C.

Independent Mexico City Correspondent: Jauregui, Navarrete y Nader S.C.

Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.

Mayer, Brown, Rowe & Maw LLP

November 16, 2005

Based on the foregoing, as of the date hereof, we adopt and confirm the statements under the captions “Summary of Terms — Tax Status” and “Material Federal Income Tax Consequences” as our opinion of the material tax consequences of the Offering, to the extent such statements constitute legal conclusions. We know that we are referred to under the captions “Summary of Terms — Tax Status” and “Material Federal Income Tax Consequences” included in the Registration Statement, and we hereby consent to the use of our name therein and to the filing of this opinion as part of MIDAS’ Current Report on Form 8-K, dated on or about November 22, 2005, without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this Form 8-K.

Very truly yours,

/s/ Mayer, Brown, Rowe & Maw LLP

Mayer, Brown, Rowe & Maw LLP